Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated April 9, 2009, except for paragraph 5 and paragraphs 18-25 of Note 14 which are dated May 6, 2009 and paragraph 12 and paragraphs 26-32 of Note 14 which are dated June 24, 2009, relating to the consolidated financial statements of Skins Inc. and Subsidiary as of December 31, 2008 and for the year then ended and for the period from May 18, 2004 (date of inception) to December 31, 2008 which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ MHM Mahoney Cohen CPAs

MHM Mahoney Cohen CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
June 24, 2009

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated April 12, 2008, to the consolidated financial statements of Skins Inc. and Subsidiary as of December 31, 2007 and for the year then ended and for the period from May 18, 2004 (date of inception) to December 31, 2007 which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
June 24, 2009